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                                                                   EXHIBIT 10.11


                      RALPH L. MILLER EMPLOYMENT AGREEMENT
                          AMENDMENT DATED MAY 1, 1998

         This AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the first day of May, 1998 (the "Amendment") by and between MSX International, Inc., a Delaware corporation (formerly ASG Holdings, Inc.) (the "Company"), and Ralph L. Miller (the "Executive").

         A. The Company and the Executive are parties to an Employment Agreement dated as of November 12, 1996 (the "Agreement").

         B. The Company and the Executive desire to amend the Agreement, upon the terms and conditions stated in this Amendment.

         Therefore, in consideration of the mutual promises contained in this Amendment, the value and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

         1. AMENDMENT OF EMPLOYMENT DUTIES. Paragraph 2 of the Agreement is hereby amended by deleting the first two sentences of such Paragraph 2 in their entirety and substituting the following language:

         "The Company shall employ the Executive as the Special Assistant to the Chairman for the "Employment Period" as defined in Section 3. The Executive, in such capacity, shall have such duties, responsibilities and authority as are consistent with such position and specified by the Board of Directors or its designee."

         2. AMENDMENT OF CERTAIN COMPENSATION PROVISIONS. Paragraph 4(a) of the Agreement is hereby amended by substituting the amount of $335,400 in the first sentence thereof as the Executive's Base Salary. Further, Paragraph 4(b) of the Agreement is hereby amended by deleting such paragraph in its entirety and substituting the following language:

         "In addition to the Base Salary, the Executive may be entitled to receive an annual bonus for each fiscal year of the Company that ends during the Employment Period up to 50% of his Annual Base Salary in accordance with the terms of the Company's Performance Incentive Plan."

         3. AMENDMENT OF CERTAIN TERMINATION PROVISIONS. The first sentence of the third paragraph of Paragraph 8(b) of the Agreement is hereby amended by deleting subsection (i) in its entirety.
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         4. AMENDMENT OF NON-COMPETE. Paragraph 12 of the Agreement is hereby amended by adding the following paragraph:

         "At the election of the Company, made by giving written notice to the Exective 90 days prior to expiration of the period referred to in Paragraph 11 and the first sentence of Paragraph 12, the restrictions on the Executive contained in Paragraph 11 and the first sentence of Paragraph 12 of this Agreement may be extended for an additional six month period, in which event the Company shall pay the Executive the amount of $10,000 per month, payable in arrears through the end of such six month period."

         5. AMENDMENT OF ENFORCEMENT PROVISION. Paragraph 13 of the of the Agreement is hereby amended by adding the following language to the end thereof:

         "The covenants set forth this Agreement, including, but not limited to, Paragraphs 5, 11 and 12, supplement and are in addition to, and are not superseded by, any similar covenants made in any other agreements between the parties hereto (including, without limitation, the Management Subscription Agreement between the Company and the Executive dated as of January 3, 1997)."

         6. AGREEMENT UNAFFECTED. The remainder of the Agreement shall remain unamended and in full force and effect.

         IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

MSX INTERNATIONAL, INC.


     /s/ Frederick K. Minturn                             /s/  Ralph L. Miller
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         Frederick K. Minturn                                  Ralph L. Miller